Exhibit 10.38
ASSIGNMENT AND ASSUMPTION OF
PURCHASE AND SALE CONTRACT

This Assignment and Assumption of Purchase and Sale Contract ("Assignment") is entered into between KBS Capital Advisors LLC, a Delaware limited liability company ("Assignor"), and KBS Legacy Partners Lombard LLC, a Delaware limited liability company ("Assignee"), as of April 11, 2012 (the "Effective Date").
RECITALS
A.    Pursuant to the terms of that certain Purchase and Sale Contract dated as of March 22, 2012, as previously assigned pursuant to that certain Assignment and Assumption of Purchase and Sale Contract by and between KBS-Legacy Apartment Community REIT Venture, LLC ("Venture LLC") and Assignor of even date herewith (the "Prior Assignment" and collectively, the "Purchase Agreement"), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as the Avalon Lombard Apartments in the Village of Lombard, Illinois subject to and in accordance with the terms of the Purchase Agreement.
B.    Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations.
NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Recitals. The above recitals are incorporated herein by reference.
2.    Assignment and Assumption. Assignor hereby transfers, assigns and conveys, without recourse, representation or warranty, express or implied, the following to Assignee: i) all of Assignor's rights, interests, liabilities and obligations in and to the Property, ii) all of Assignor's rights, interests, liabilities and obligations under the Purchase Agreement (and related documents), and iii) all of Assignor's rights in and to the Deposit (as defined in the Purchase Agreement) previously deposited into escrow in accordance with the terms of the Purchase Agreement. Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents) relating to the Property, the Purchase Agreement (and related documents) and the Deposit assigned to it above. Concurrent with the delivery of this Assignment, Assignee will deliver to Assignor an amount equal to the Deposit as reimbursement therefor and concurrently therewith Assignor will use such funds to promptly repay to Venture LLC the $200,000 previously advanced by Venture LLC to make the Deposit as referenced in the Prior Assignment.
3.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties' successors and assigns.

Purchase Agreement Assignment No.2 - Lombard	1

4.    Attorneys' Fees. In the event of any controversy, claim, dispute, arbitration, or litigation between the parties hereto to enforce or interpret any of the provisions of this Assignment or any right of either party hereto, the non-prevailing party to such controversy, claim, dispute, arbitration or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and costs, court or dispute resolution costs, arbitrator's, mediator's, consultant's and expert witness' fees and costs incurred by the prevailing party, including, without limitation, fees incurred during trial or resolution of any action or dispute and any fees incurred as a result of an appeal from a judgment entered in any such matter. A prevailing party shall include without limitation (a) a party who dismisses an action in exchange for sums due, or (b) the party determined to be the prevailing party by a court of law. The terms of this Section 4 shall survive the termination of the Purchase Agreement.
5.    Release Under Purchase Agreement. Upon consummation of the transactions contemplated by the Purchase Agreement, Assignor shall be automatically released from its obligations under the Purchase Agreement.
6.    Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission or other electronic means and such shall be deemed effective as if original. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.
[REMAINDER OF PAGE IS INTENTIONALLY BLANK.
SIGNATURES FOLLOW.]

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IN WITNESS WHEREOF, the undersigned hereby duly execute this Assignment and Assumption of Purchase and Sale Contract to be effective as of the Effective Date set forth above.

ASSIGNOR:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:     /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

ASSIGNEE:

KBS LEGACY PARTNERS LOMBARD LLC,
a Delaware limited liability company

By:    KBS LEGACY PARTNERS PROPERTIES LLC,
a Delaware limited liability company,
its sole member

By:    KBS LEGACY PARTNERS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:    KBS LEGACY PARTNERS APARTMENT REIT, INC.,
a Maryland corporation,
its sole general partner

By:    /s/ W. Dean Henry
Name:    W. Dean Henry
Title:     Executive Vice President

Purchase Agreement Assignment No.2 - Lombard Signature Page	3